MEMBERSHIP PURCHASE AGREEMENT

THIS AGREEMENT made the 18 day of October, 2010.

BETWEEN:

SUNERGY, INC. a Nevada corporation with offices located at 14362 N Frank Lloyd Wright, Scottsdale, AZ 85260

(hereinafter referred to as the "Purchaser")

OF THE FIRST PART

AND:

ALLIED MINING AND SUPPLY, LLC, a Nevada Limited Liability Company and its members with offices located at 2044 Second Street, Napa, California 94559

(hereinafter referred to as the "Vendor")

OF THE SECOND PART

WHEREAS:

A. The Vendor is the holder of 100% of the issued and outstanding membership interests of Allied Mining and Supply LLC (AMS)(the Company), which is incorporated under the laws of Nevada and owns the rights to Exploration License #EXPL 5/2009 on the 140 sq.km. Pampana River concession in Sierra Leone, West Africa.

B. The Purchaser wishes to acquire 100% of the interests ("the Purchased Interests")held by the Vendor in the company and the Vendor agrees to sell the Purchased Interests to the Purchaser and

C. The parties wish to enter into this Agreement in order to provide for the acquisition by the Purchaser of the Purchased Interests.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and of the premises, covenants and agreements herein set forth the parties hereto covenant and agree each with the other as follows:

1 PURCHASE AND SALE

1.1 The Purchaser hereby agrees to acquire, subject to the terms and conditions in this Agreement from the Vendor and the Vendor agrees to sell to the Purchaser on the closing Date (as hereinafter defined), all right, title and interest of the Vendor in and to the Purchased Interests, free and clear of any liens, charges, encumbrances and pledges.

1.2 In consideration for the Purchased interests, the Purchaser has agreed to transfer to the Vender

(a) $18,000 cash and

(b) 100,000,000 shares of restricted stock in the Purchaser (the "Purchase Price Shares");and

(c) 100,000,000 warrants to purchase 100,000,000 shares of restricted stock in the Purchaser, which shall be exercisable immediately at the exercise price of US$0.0025 per Share and have a term of exercise equal to 12 months (the "Purchase Price Warrants"); and

(d) 100,000,000 warrants to purchase 100,000,000 shares of restricted stock in the Purchaser, which shall be exercisable immediately at the exercise price of US$0.005 per Share and have a term of exercise equal to 12 months (the "Purchase Price Warrants")

(together, the Purchase Price)

2 REPRESENTATIONS AND WARRANTIES OF THE VENDOR

2.1 To induce the Purchaser to enter into and complete the transactions contemplated hereby and to purchase the Purchased Interests, the Vendor, with the knowledge and intent that the Purchaser is relying on such representations and warranties in entering into this Agreement, hereby warrants and represents to the Purchaser as follows:

(a) the Vendor has full right, power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b) the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer all legal and beneficial right, title, interest and ownership in and to such Vendor's Purchased Interests to the Purchaser without the consent of any other person free and clear of any pre-

emptive rights of first refusal or liens, charges or encumbrances whatsoever, in accordance with the terms hereof and this Agreement is legal, valid and binding obligation of such Vendor enforceable against such Vendor in accordance with its terms;

(c) the Vendor is not indebted to the Company;

(d) the Vendor is the registered and beneficial owner of the Purchased Interests and such Purchased Interests represent 100% of the outstanding interests and other securities of the company;

(e) no Person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual right), capable of becoming an agreement, option or commitment for the purchase from it of any of, or the realization of a security interest over, the Purchased Interests;

(f) the company is a Limited Liability Company duly incorporated, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own its property and operate the business as and where it is now being conducted;

(g) the company's wholly owned subsidiary, Allied Mining and Supply, Ltd is duly registered, licensed or qualified and in good standing in Sierra Leone, Africa, which is the sole jurisdiction in which the nature of the company's assets or the business conducted by the company makes qualification necessary;

(h) the company holds all permits, licenses, consents and authorities which are necessary or desirable in connection with the conduct and operation of the business of the company and the ownership or leasing of its assets as the same are now conducted, owned or leased and all such permits, licenses, consents and authorities are in full force and effect and no notice of breach or default or defect in respect of the terms of any such permit, license, consent or authority has been receive by the Company, and the Vendor is not aware of any matters which could give rise to such notice;

(i) the company has one subsidiary, Allied Mining and Supply, LTD in Sierra Leone and owns no other interest in any corporation, partnership, proprietorship or any other business entity;

(j) the company owns legal and beneficial title to all or the assets ("the Assets") described on **Schedule A** hereto, which is a list of all of the assets of the company;

(k) the company has good and marketable title to all of its Assets free and clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to not restrictions with respect to transferability. All of the company's Assets are in its possession and control;

(l) the Company has purchased and owns all of right, title and interest to Exploration License #EXPL 5/2009 on the 140 sq.km. Pampana River concession in Sierra Leone, West Africa, , a copy of which is attached hereto and incorporated herein as **Schedule B**, pursuant to a purchase agreement between Sunergy, Inc and Allied Mining and Supply, LLC entered into October 27, 2010;

(m) the company has not entered into any other agreement or granted any option to sell or otherwise transfer any of its Assets or its securities;

(n) there are no liabilities, contingent or otherwise, known or unknown, or the company of any kind whatsoever;

(o) the company has not given a power of attorney to any person, firm or corporation for any purpose whatsoever.

(p) all of the contracts to which the company is a party are listed and briefly described on **Schedule C** hereto. Each contract to which the company is a party is in full force and effect and constitutes a legal, valid and binding obligation of all of the parties thereto. The Company is not in default and has not received or given any notice of default, and to the Vendor's knowledge, no other party thereto is in default, , under any such contract, lease license, commitment or other agreement or under any other obligation relating to the company's assets or its business;

(q) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving the company, the Assets or the Vendor (or either of them). No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefore, or investigation by any governmental agency pertaining to the company or its Assets is pending or has been threatened against the company which could adversely affect the financial condition or prospects of the company or the conduct of the business of the Company or any of the Company's Assets or materially adversely affect the ability of the Vendor to consummate the transactions contemplated by this Agreement;

(r) the Articles and Bylaws of the company permit it to conduct the business and to enter into this Agreement;

(s) the performance of this Agreement will not:

   (1) violate the Articles or bylaws of the company or any agreement to which the company or the Vendor is a party

   (2) give any person any right to terminate or cancel any agreement or any right enjoyed by the company; or

   (3) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Purchased Shares or the Assets of the company;

(t) the Company is not in violation of any law, regulation or order of any governmental or regulatory authority;

(u) the Company has filed with the appropriate government agencies all tax or information returns and tax reports required to be filed and such fillings are substantially true, complete and correct;

(v) All sales, property or excise or other taxes whether or not yet due have been fully paid or adequately provided for;

(w) the company records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and shareholders for the company held since incorporation;

(x) all material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records;

(y) the Company has complied with all laws, rules, regulations and orders applicable to it relating to employment including those relating to wages, hours, collective bargaining, occupational health and safely, employment standards and workers; compensation;

(z) the Vendor is acquiring the Purchase Price Shares and Purchase Price Warrants for its own account and not as a fiduciary or agent of any third party;

(aa) the Vendor is familiar with the Purchaser and its operations; and

(bb) no advertising or other public statements were made or used in connection with the transactions contemplated by this Agreement;

3. **COVENANTS OF THE VENDOR**

3.1 The Vendor covenants and agrees that it will, from the execution of this agreement until the Closing Date, in respect of the Purchased Interests:

(a) not permit the transfer, assignment, sale, encumbrance, hypothecation of the Purchased Interests;

(b) not take or permit to be taken or suffer any action which would in any way impair or derogate from the right of the Purchaser to acquire on the closing Date all right, title and interest, both real and beneficial in and to the Purchased Interests, free and clear of all liens, changes and encumbrances whatsoever; and

(c) execute all Irrevocable Powers of Attorney to transfer the Purchased Interests to the Purchaser undertakings and any and all other documents which may be requires in order to transfer the Purchased Interests to the Purchaser on the closing Date and will comply with all requirements of all applicable regulatory authorities which may be reasonably necessary to obtain the approvals of such regulatory authorities to the transfer of the purchased Interests to the Purchaser.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

4.1 The purchaser hereby warrants and represents to the Vendor, with the intent that the Vendor will rely thereon in entering into this agreement and in concluding the purchase and sale contemplated here in that:

(a) the Purchaser a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has the power, authority and capacity to enter into this Agreement and to carry out its terms; and

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

5. INDEMNIFICATION BY THE VENDOR

5.1 The Vendor shall indemnify, hold harmless, reimburse and defend the Purchaser, its directors, officers, agents and employees, each person who controls the Purchaser (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling persons, to the fullest extent permitted by applicable law from and against any claim, cost expense, liability, obligation, loss or damage (including reasonable legal fees) or any nature incurred by or imposed upon the Purchaser or any such person which results, arises out of or is based upon (i) claims against the Company or the Purchased Shares; (ii) any material misrepresentation by the Vendor in this Agreement or in any Exhibits attached hereto, or other agreement delivered pursuant hereto; (iii) after any applicable notice and/or cure periods, any material breach or default in performance by the Vendor of any covenant or undertaking to be performed by the Vendor hereunder, or any other agreement entered into by the Vendor and Purchasers, relating hereto.

6. ACTIONS BY THE PARTIES PENDING CLOSING

6.1 From and after the date hereof and until the Closing Date:

(a) the Vendor and Purchaser, and their authorized representatives, shall have full access during normal business hours to all documents and other records of the Company and the Purchaser and each party shall furnish to the other party or its authorized representatives all information with respect to the affairs and business of the Vendor, the Company, and the Purchaser as the parties may reasonably request

(b) the Company shall conduct its business diligently and substantially in the manner previously conducted and the Vendor shall not make or institute any unusual or novel methods of purchase, sale, management, accounting or operation, except with the prior written consent of the Purchaser. Neither the Vendor not the Company shall enter into any contract or commitment to purchase or sell any asset or engage in any transaction not in the usual and ordinary course of the business of the company without the Purchaser's prior written consent in each instance.

(c) Neither the Company nor the Purchaser will amend its Articles of Incorporation or Bylaws, or make any changes in its respective authorized capital without the prior written approval of the other party.

(d) Neither the Company not the Purchaser shall act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation

(e) the Company will not declare or pay any dividend or make any distribution, directly or indirectly, in respect of its capital stock or other securities, nor will it directly or indirectly redeem, purchase, sell or otherwise acquire, dispose of any of the Purchased shares.

7. **CLOSING CONDITIONS**

7.1 The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase of the Purchased interests is subject to the fulfillment, on or before the Closing Date of each of the following conditions, each of which is for the exclusive benefit of the Purchaser:

(a) the warranties and representations of the Vendor as set forth in section 2.1 of this Agreement shall be true and correct in every material aspect on the Closing Date as if such warranties and representations had been made by the Vendor on the closing Date;

(b) the Vendor shall have performed and complied with all of its obligations under this Agreement which is to be performed or complied with by the Closing Date;

(c) any required regulatory approvals to the transfer of the Purchased interests shall have been received: and

(d) there shall not have occurred prior to the closing Date, any material adverse change in the position (business, financial or otherwise) or condition or assets of the Company.

7.2 The conditions set forth in section 7.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time on or before the Closing Date.

8. **CLOSING DATE**

Unless otherwise agreed, the Closing Date is, and the Closing of the acquisition of the Purchased Interests contemplated by this Agreement will take place on October ___th, 2010.

9. **DELIVERIES ON CLOSING**

9.1 On closing, the Vendor will deliver or cause to be delivered to the Purchaser on behalf of the Purchaser or their assigns the following documents;

(a) a certified copy of resolutions of the Vendor's board of directors authorizing the transfer of the Purchased interests from the Vendor to the Purchaser, issuance of a single membership interest representing the Purchased Interests in the name of the Purchaser;

(b) a membership interest representing the Purchase interests issued in the name of the Vendor accompanied by duly executed Irrevocable Powers of Attorney to transfer the Purchased interests to the Purchaser; and

(c) a membership interest certificate registered in the name of the Purchaser, signed by the President of the Company, representing the Purchased Interests.

9.2 On closing, the Purchaser will deliver or cause to be delivered to the Vendor on behalf of the Vendor or their assigns the following documents;

(a) a copy of the irrevocable instructions to the transfer agent instructing the transfer agent to deliver, on an expedited basis, share certificate(s) evidencing the Purchase Price shares registered in the name of the Vendor, whose names and share amounts are contained in **Schedule D**; and

(b) warrant certificate(s) evidencing the Purchase Price Warrants registered in the name of the Vendor per schedule D attached.

10. **GENERAL PROVISIONS**

10.1 Time is and will be of the essence of each and every provision of this Agreement.

10.2 Each party will at its own expense, execute and deliver all such further documents and instruments given all such further assurances and do all such acts and things as the other parties may either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement, but without payment of any consideration therefore.

10.3 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence. There are no warranties, representations, terms conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in the Agreement.

10.4 This Agreement will enure to the benefit of and be binding upon the Vendor and their respective heirs, successors, liquidators, executors and assigns and upon the Purchaser and their respective heirs, successors, liquidators, executors and assigns. No Vendor may assign and of its right, title or interest in to or under this Agreement. The Purchaser or any of their assigns may assign their rights and obligations under the Agreement without notice to any other party.

10.5 This Agreement is being delivered in and is intended to be performed in Phoenix, Arizona and shall be construed and interpreted in accordance with the laws of Arizona and the laws of the United States of America applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of Arizona and the venue for any actions or arbitrations arising out of this Agreement will be Phoenix, Arizona.

10.6 Any notices, required or permitted to be given under this Agreement will be in writing and will be duly and properly given and receive if delivered or telescoped, in each case addressed to the intended recipient at its respective address appearing below for the Purchaser and the Vendor, (or at such other address as a party may from time to time designate by notice in writing to the other parties in accordance with this subsection), and any such notice will be deemed to have been given and receive. If delivered, when delivered to such address and if telescoped, on the next business day after the telecopying of the same.

To the Purchaser:

Sunergy Inc
14362 N. Frank Lloyd Wright Blvd
Scottsdale, Arizona 85260

To the Vendor:

Allied Mining and Supply LLC

2044 Second Street
Napa, California 94559

10.7 If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

10.8 This Agreement may at any time and from time to time not later that the Closing Date be amended by mutual agreement of the Vendor and the Purchaser. The parties agree that if the Vendor or the Purchaser, as the case may be, proposed any amendments to this Agreement, the other will act reasonably in considering such amendments and if the other is not prejudiced by reason of any such amendments the other will co-operate in a reasonable fashion with the Vendor or the Purchaser, as the case may be, so that such amendments can be effected subject to applicable laws.

11. **COUNTERPARTS**

11.1 This Agreement and any certificates or other writing delivered in connection herewith may be executed in any number of counter parts with the same effect as if all parties had signed the same documents and instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

12. **ELECTRONIC MEANS**

12.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as this 18 day of October, 2010.

SUNERGY, INC

P.K. MEDHI, CHAIRMAN
PURNENDU K. MEDHI

ALLIED MINING & SUPPLY LLC

BRYAN MILLER, CEO

SCHEDULE A

Sierra Leone 141.3 sq. km. Exploration License No. EXPL. 05/09

6" Gold Grabber Dredge

Land Rover Defender 4X4 vehicle

GMC Tracker 4X4 vehicle

30 (approx.) Gold Grabber portable concentrators

5: 1 ½" pumps

1: 2" pump

Single axle flat bed trailer

Misc. wire, hand and dredging tools, exploration tools

(7) To undertake base line studies on the environment in the Licence area in order to provide details of any significant adverse effect which the carrying out of the exploration programme would have on the environment, the proposals to combat any such effect and the estimated cost hereof.

(8) Employ and train citizens of Sierra Leone in accordance with proposals, particulars of which are as stated in the approved programme.

(9) Backfill or otherwise make safe any boreholes or excavation made during the course of the exploration operations to the satisfaction of the Director.

(10) Upon completion of six months from the date hereof and from the date of any renewal hereof, submit to the Director of Mines and the Director of Geological Survey an interim report setting out the progress in exploration to date and upon completion of each year from the date hereof submit to the Director of Mines statement of expenditure incurred during that year, and to the Director of Mines and the Director of Geological Survey a full report on all geological and exploration work, complete with plans, maps, boreholes drilled, minerals discovered etc. Showing the progress and results of the exploration operations within the Licence Area in accordance with provisions of Section 55 of the Mines and Minerals Act.

[illegible] If during the continuance of the Licence any application for a Mining Right, Mining Lease or [illegible] Licence under the Mines and Minerals Act or any other Act relating to mining is made to the [illegible] of Sierra Leone in respect of any area having a common boundary with the Licence Area, [illegible] part thereof, the Minister of Mineral Resources may from time to time as the occasion arises in [illegible] discretion require the Licence Area, or any part thereof to be surveyed and the cost of such survey [illegible] met by the applicant in accordance with the provisions of the General Minerals Regulations of [illegible] Mines and Mineral Act.

[illegible] The Licence is subjected to renewal in respect of the retained area at the discretion of Minister [illegible] Mineral resources for a further term of one year provided that renewal after the first year is [illegible] upon the company submitting further details of its proposed costed programme of [illegible] operations which are acceptable to the Director of Geological Survey.

[illegible] Subject to the full performance of the special term and conditions as set out in this Licence, the [illegible] shall be entitled to the grant of a Mining Lease in accordance with the provisions of Section [illegible] the Mines and Minerals Act conferring upon the Company the right to mine and dispose of the [illegible] specified in the First Schedule, in respect of any portion of the Licence Area as shall be [illegible] in the Company's application.

[illegible] The Company may surrender the Licence in its entirety or relinquish any part or parts of the Licence Area on giving the Director of Mines not less than three months notice in writing provided it [illegible] all the obligations up to the date of such surrender. Provided that where the Company so [illegible] the Licence, it shall not be entitled to a refund of any part of the rent under Clause 2 (1).

7. Upon the surrender or other termination of the Licence or of any portion thereof, the Company shall be granted a period of not less than six months or such longer period as the Director of Mines may specify, immediately following such expiration or termination, in which to remove all or any of its buildings, structures, plants, machinery or effects from the said Area or any portion thereof so surrendered or terminated. Any such buildings, structures, plants machinery or effects which are not removed in accordance with the provisions of this Clause within the period stated herein or such longer periods as the Director of Mines may specify, shall at the termination of such period become the property of the Government of Sierra Leone.

ACCOMPANYING SCHEDULES: -

FIRST	-	Minerals
SECOND	-	Map and Schedule Description of Boundary.
THIRD	-	Approved Programme of Prospecting Operations.

DATED THIS...3rd...DAY OF...August...2009.

....
HON. ALHAJI ALPHA B.S. KANU
Minister of Mineral Resources and Political Affairs.

In the presence of:

....
UMARU B. WURIE
Ambassador & Permanent Secretary
Ministry of Mineral Resources and Political Affairs

FIRST SCHEDULE

GOLD


ALLIED MINING & SUPPLY LIMITED
Legend
Area of Interest

DATED THIS...3rd......DAY OF...August......2009

FROM

THE GOVERNMENT OF THE REPUBLIC OF SIERRA LEONE

TO

ALLIED MINING & SUPPLY LIMITED

EXPLORATION LICENCE

SCHEDULE D

Dale Bourassa

Emily Bourassa

Barbara J. Brown

Stanley Ford Chiang 2006 Revocable Living Trust

Jerry Hale

Peter Horvath

Susan Ingalls

Tammi Mazziliano

Karen McLellan: Entrust Administration Trust Karen Christine McLellan Traditional IRA

Bryan Miller

North State Property Investments, Inc. (a Nevada corp.)

Jose & Tanya Pena

Lloyd Penrod

Teri Pyner

Brenda Thomas: Entrust Administration Trust FBO Brenda L. Thomas Traditional IRA

Dr. Edith Van Veldhuizen

Debbie Welborn

Louis Welborn

Mark G. Willems